                                                                  EXECUTION COPY



                            STELLEX INDUSTRIES, INC.

                    9 1/2% Senior Subordinated Notes due 2007

                                    INDENTURE

                          Dated as of October 31, 1997

                              Marine Midland Bank,

                                     Trustee

                              CROSS-REFERENCE TABLE

TIA                                                                                                    Indenture
Section                                                                                                Section
310(a)(1)                  ..............................                                                7.10
   (a)(2)                  ..............................                                                7.10
   (a)(3)                  ..............................                                                N.A.
   (a)(4)                  ..............................                                                N.A.
   (b)                     ..............................                                                7.8; 7.10
   (c)                     ..............................                                                N.A.
311(a)                     ..............................                                               7.11
   (b)                     ..............................                                               7.11
   (c)                     ..............................                                                N.A.
312(a)                     ..............................                                                2.5
   (b)                     ..............................                                               11.3
   (c)                     ..............................                                               11.3
313(a)                     ..............................                                                7.6
   (b)(1)                  ..............................                                                N.A.
c   (b)(2)                  ..............................                                                7.6
   (c)                     ..............................                                                7.6
   (d)                     ..............................                                                7.6
314(a)                     ..............................                                                4.2
                                                                                                         4.10; 12.2
   (b)                     ..............................                                                N.A.
   (c)(1)                  ..............................                                               12.4
   (c)(2)                  ..............................                                               12.4
   (c)(3)                  ..............................                                                N.A.
   (d)                     ..............................                                                N.A.
   (e)                     ..............................                                               12.5
   (f)                     ..............................                                                4.9
315(a)                     ..............................                                                7.1
   (b)                     ..............................                                                7.5; 12.2
   (c)                     ..............................                                                7.1
   (d)                     ..............................                                                7.1
   (e)                     ..............................                                                6.11
316(a)(last sentence)........................                                                           12.6
   (a)(1)(A)               ..............................                                                6.5
   (a)(1)(B)               ..............................                                                6.4
   (a)(2)                  ..............................                                                N.A.
   (b)                     ..............................                                                6.7
317(a)(1)                  ..............................                                                6.8
   (a)(2)                  ..............................                                                6.9
   (b)                     ..............................                                                2.4
318(a)                     ..............................                                               12.1

                           N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                         Page
                                                            ARTICLE I
                             Definitions and Incorporation by Reference.................................  1
         SECTION 1.1.        Definitions................................................................  1
         SECTION 1.2.        Other Definitions.......................................................... 24
         SECTION 1.3.        Incorporation by Reference of Trust
                                Indenture Act........................................................... 24
         SECTION 1.4.        Rules of Construction...................................................... 25
         SECTION 1.5.        One Class of Securities.................................................... 25

                                                            ARTICLE II

                                          The Securities................................................ 25
         SECTION 2.1.        Form and Dating............................................................ 25
         SECTION 2.2.        Execution and Authentication............................................... 27
         SECTION 2.3.        Registrar and Paying Agent................................................. 28
         SECTION 2.4.        Paying Agent To Hold Money in Trust........................................ 28
         SECTION 2.5.        Securityholder Lists....................................................... 28
         SECTION 2.6.        Transfer and Exchange...................................................... 29
         SECTION 2.7.        Replacement Securities..................................................... 36
         SECTION 2.8.        Outstanding Securities..................................................... 37
         SECTION 2.9.        Temporary Securities....................................................... 37
         SECTION 2.10.       Cancellation............................................................... 38
         SECTION 2.11.       Defaulted Interest......................................................... 38
         SECTION 2.12.       CUSIP Numbers.............................................................. 38

                                                           ARTICLE III

                                            Redemption.................................................. 39
         SECTION 3.1.        Notices to Trustee......................................................... 39
         SECTION 3.2.        Selection of Securities To Be Redeemed..................................... 39
         SECTION 3.3.        Notice of Redemption....................................................... 39
         SECTION 3.4.        Effect of Notice of Redemption............................................. 40
         SECTION 3.5.        Deposit of Redemption Price................................................ 40
         SECTION 3.6.        Securities Redeemed in Part................................................ 41

                                                            ARTICLE IV

                                             Covenants.................................................. 41
         SECTION 4.1.        Payment of Securities...................................................... 41
         SECTION 4.2.        SEC Reports................................................................ 41
         SECTION 4.3.        Limitation on Indebtedness................................................. 42
         SECTION 4.4.        Limitation on Restricted Payments.......................................... 45
         SECTION 4.5.        Limitation on Restrictions on
                                Distributions from Restricted
                                Subsidiaries............................................................ 49

         SECTION 4.6.        Limitation on Sales of Assets and
                                Subsidiary Stock........................................................ 50
         SECTION 4.7.        Limitation on Affiliate Transactions....................................... 53

                                                                                                         Page
         SECTION 4.8.        Change of Control.......................................................... 55
         SECTION 4.9.        Limitation on Sales of Subsidiary
                                Capital Stock........................................................... 56
         SECTION 4.10.       Limitation on Liens........................................................ 57
         SECTION 4.11.       Limitation on Layering..................................................... 57
         SECTION 4.12.       Future Guarantors.......................................................... 57
         SECTION 4.13.       Compliance Certificate..................................................... 57
         SECTION 4.14.       Further Instruments and Acts............................................... 57
         SECTION 4.15.       Maintenance of Office or Agency............................................ 58
         SECTION 4.16.       Corporate Existence........................................................ 58
         SECTION 4.17.       Payment of Taxes and Other Claims.......................................... 58
         SECTION 4.18.       Maintenance of Properties and Insurance.................................... 58
         SECTION 4.19.       Compliance with Laws....................................................... 59

                                                            ARTICLE V

                                         Successor Company.............................................. 59
         SECTION 5.1.        When the Company May Merge or Transfer
                                Assets.................................................................. 59
         SECTION 5.2.        When Subsidiary Guarantor May Merge or
                                Transfer Assets......................................................... 60

                                                            ARTICLE VI

                                       Defaults and Remedies............................................ 61
         SECTION 6.1.        Events of Default.......................................................... 61
         SECTION 6.2.        Acceleration............................................................... 63
         SECTION 6.3.        Other Remedies............................................................. 64
         SECTION 6.4.        Waiver of Past Defaults.................................................... 64
         SECTION 6.5.        Control by Majority........................................................ 64
         SECTION 6.6.        Limitation on Suits........................................................ 65
         SECTION 6.7.        Rights of Holders To Receive Payment....................................... 65
         SECTION 6.8.        Collection Suit by Trustee................................................. 65
         SECTION 6.9.        Trustee May File Proofs of Claim........................................... 66
         SECTION 6.10.       Priorities................................................................. 66
         SECTION 6.11.       Undertaking for Costs...................................................... 66
         SECTION 6.12.       Waiver of Stay or Extension Laws........................................... 67

                                                           ARTICLE VII


                                              Trustee................................................... 67
         SECTION 7.1.        Duties of Trustee.......................................................... 67
         SECTION 7.2.        Rights of Trustee.......................................................... 68
         SECTION 7.3.        Individual Rights of Trustee............................................... 69
         SECTION 7.4.        Trustee's Disclaimer....................................................... 69
         SECTION 7.5.        Notice of Defaults......................................................... 69
         SECTION 7.6.        Reports by Trustee to Holders.............................................. 69
         SECTION 7.7.        Compensation and Indemnity................................................. 70
         SECTION 7.8.        Replacement of Trustee..................................................... 71
         SECTION 7.9.        Successor Trustee by Merger................................................ 72
         SECTION 7.10.       Eligibility; Disqualification.............................................. 72
         SECTION 7.11.       Preferential Collection of Claims
                                Against Company......................................................... 72

                                                                                                         Page
                                                           ARTICLE VIII
                                Discharge of Indenture; Defeasance...................................... 73

         SECTION 8.1.        Discharge of Liability on Securities;
                                Defeasance.............................................................. 73
         SECTION 8.2.        Conditions to Defeasance................................................... 74
         SECTION 8.3.        Application of Trust Money................................................. 75
         SECTION 8.4.        Repayment to Company....................................................... 75
         SECTION 8.5.        Indemnity for Government Obligations....................................... 75
         SECTION 8.6.        Reinstatement.............................................................. 76

                                                            ARTICLE IX

                                            Amendments.................................................. 76
         SECTION 9.1.        Without Consent of Holders................................................. 76
         SECTION 9.2.        With Consent of Holders.................................................... 77
         SECTION 9.3.        Compliance with Trust Indenture Act........................................ 78
         SECTION 9.4.        Revocation and Effect of Consents and
                                Waivers................................................................. 78
         SECTION 9.5.        Notation on or Exchange of Securities...................................... 79
         SECTION 9.6.        Trustee To Sign Amendments................................................. 79

                                                            ARTICLE X

                                           Subordination................................................ 79
         SECTION 10.1.       Agreement To Subordinate................................................... 79

         SECTION 10.2.       Liquidation, Dissolution, Bankruptcy....................................... 80
         SECTION 10.3.       Default on Designated Senior
                                Indebtedness............................................................ 80
         SECTION 10.4.       Acceleration of Payment of Securities...................................... 81
         SECTION 10.5.       When Distribution Must Be Paid Over........................................ 82
         SECTION 10.6.       Subrogation................................................................ 82
         SECTION 10.7.       Relative Rights............................................................ 82
         SECTION 10.8.       Subordination May Not Be Impaired by
                                Company or the Subsidiary Guarantors.................................... 82
         SECTION 10.9.       Rights of Trustee and Paying Agent......................................... 83
         SECTION 10.10.      Distribution or Notice to
                                Representatives......................................................... 83
         SECTION 10.11.      Article X Not To Prevent Events of
                                Default or Limit Right To Accelerate.................................... 83
         SECTION 10.12.      Trust Moneys Not Subordinated.............................................. 83
         SECTION 10.13.      Trustee Entitled To Rely................................................... 84
         SECTION 10.14.      Trustee To Effectuate Subordination........................................ 84
         SECTION 10.15.      Trustee Not Fiduciary for Holders of
                               Senior Indebtedness and Guarantor
                               Senior Indebtedness...................................................... 84
         SECTION 10.16.      Reliance by Holders of Senior
                               Indebtedness and Guarantor Senior
                               Indebtedness on Subordination
                               Provisions............................................................... 85

                                                            ARTICLE XI

                               Subsidiary Guarantee..................................................... 85

                                                                                                         Page
         SECTION 11.1.        Subsidiary Guarantee....................................................... 85
         SECTION 11.2.        Limitation on Liability.................................................... 87
         SECTION 11.3.        Successors and Assigns..................................................... 87
         SECTION 11.4.        No Waiver.................................................................. 87
         SECTION 11.5.        Right of Contribution...................................................... 88
         SECTION 11.6.        No Subrogation............................................................. 88
         SECTION 11.7.        Additional Subsidiary Guarantors........................................... 88
         SECTION 11.8.        Modification............................................................... 88
         SECTION 11.9.        Release of Subsidiary Guarantor............................................ 89
         SECTION 11.10.       Subordination of Subsidiary Guarantees..................................... 89

                                                           ARTICLE XII

                              Miscellaneous.............................................................. 89

         SECTION 12.1.        Trust Indenture Act Controls............................................... 89
         SECTION 12.2.        Notices.................................................................... 90
         SECTION 12.3.        Communication by Holders with other
                              Holders.................................................................... 90
         SECTION 12.4.        Certificate and Opinion as to
                              Conditions Precedent....................................................... 90
         SECTION 12.5.        Statements Required in Certificate or
                              Opinion.................................................................... 91
         SECTION 12.6.        When Securities Disregarded................................................ 91
         SECTION 12.7.        Rules by Trustee, Paying Agent and
                              Registrar.................................................................. 91
         SECTION 12.8.        Legal Holidays............................................................. 92
         SECTION 12.9.        Governing Law.............................................................. 92
         SECTION 12.10.       No Recourse Against Others................................................. 92
         SECTION 12.11.       Successors................................................................. 92
         SECTION 12.12.       Multiple Originals......................................................... 92
         SECTION 12.13.       Variable Provisions........................................................ 92
         SECTION 12.14.       Qualification of Indenture................................................. 92
         SECTION 12.15.       Table of Contents; Headings................................................ 93

INDENTURE dated as of October 31, 1997, among STELLEX INDUSTRIES, INC., a Delaware corporation (as further defined below, the "Company"), the Subsidiary Guarantors (as defined herein) identified on the signature pages hereto, and Marine Midland Bank, a New York banking corporation and trust company, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 9 1/2% Senior Subordinated Notes due 2007 (the "Initial Notes") and, if and when issued in exchange for Initial Notes as provided in the Registration Rights Agreement (as hereinafter defined), the Company's Series B 9 1/2% Senior Subordinated Notes due 2007 (the "Exchange Notes" and, together with the Initial Notes, the "Securities"):

                                    ARTICLE I

                  Definitions and Incorporation by Reference

                  SECTION 1.1. Definitions.

                  "Acquired Indebtedness" of any specified Person means Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, including Indebtedness Incurred in connection with, or in contemplation of, such other Person's becoming a Restricted Subsidiary of such specified Person.

                  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) used in connection with the business of the Company or any of its Restricted Subsidiaries on the Issue Date or in a Related Business or (ii) the Capital Stock of a Person that is a Restricted Subsidiary prior to the acquisition of such Capital Stock or becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided, however, that, in the case of clause
(ii), such Restricted Subsidiary is primarily engaged in a Related Business.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, 'control' when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms 'controlling' and 'controlled' have meanings correlative to the foregoing; provided that the beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets, including by way of a Sale/Leaseback Transaction (each referred to for the purposes of this definition as a 'disposition'), by the Company or any of its Restricted Subsidiaries, in each case resulting in Net Available Cash of $1,000,000 or more (including any disposition by means of a merger, consolidation or similar transaction, except that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.8 and/or the provisions of Article V and not by the provisions of Section 4.6) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) a disposition of property or assets in the ordinary course of business, (iii) dispositions of inventory in the ordinary course of business, (iv) for purposes of Section 4.6 only, a disposition that constitutes a Restricted Payment permitted by Section 4.4 and
(v) dispositions of obsolete or worn-out equipment.

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the product of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Bank Indebtedness" means any and all Obligations, whether outstanding on the Issue Date or thereafter incurred, payable by the Company or its Subsidiaries under or in respect of the New Credit Facility and any related notes, collateral documents, letters of credit and guarantees, including, without limitation, principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, indemnities and all other amounts payable thereunder or in respect thereof.

                  "Board of Directors" means the Board of Directors or equivalent governing body of a Person (or the general partner of such Person, as the case may be) or any committee thereof duly authorized to act on behalf of such Board of Directors or equivalent governing body.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

                  "Capitalized Lease Obligation" of a Person means an obligation of such Person that is required to be classified and accounted for on the balance sheet of such Person as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

                  "Capital Stock" of any Person means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, in each case, including Preferred Stock.

                  "Change of Control" means the occurrence of any of the following events:

                  (i)(A) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any 'person' (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company and (B) the Permitted Holders 'beneficially own' (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

          (ii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing
Directors;

          (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company and its Restricted Subsidiaries taken as a whole to any 'person' or group of 'persons' for purposes of Section 13(d) of the Exchange Act (other than to any Wholly Owned Subsidiary of the Company or to one or more Permitted Holders); or

          (iv) the adoption of a plan of liquidation of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial information is available ending at least 30 days prior to the date of such determination to
(ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that, without duplication, (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness (other than in the case of Indebtedness arising under revolving credit borrowings, in which case Consolidated Interest Expense shall be computed based upon the average daily balance of such Indebtedness during the period) since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (and, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the

Incurrence or retirement of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and EBITDA for such period shall be calculated without giving effect to clause (ii) set forth in the definition of Consolidated Net Income and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness).

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost (excluding the amortization of deferred financing fees), (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Hedging Obligations (including amortization of fees), (viii) (A) Disqualified Stock dividends and (B) Preferred Stock dividends of a Restricted Subsidiary that is not a Subsidiary Guarantor, in each case other than dividends paid in Capital Stock (except Disqualified Stock) and only in respect of such Disqualified Stock or Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom (A) any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any

Restricted Subsidiary, (B) interest on Put/Call Promissory Notes and (C) dividends on Put/Call Preferred Stock.

                  "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided,

however, that there shall not be included in such Consolidated Net Income:

                  (i) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that
         (A), subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause
         (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income,

                  (ii) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

                  (iii) any net income of any Restricted Subsidiary to the extent such Restricted Subsidiary is prohibited, directly or indirectly, from paying dividends or distributions, directly or indirectly, to the Company or any other Restricted Subsidiary, except that (A), subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

                  (iv) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person,

                   (v)  any extraordinary gain or loss,

                  (vi) the cumulative effect of a change in accounting principles,

                 (vii)  foreign currency exchange gains and losses, and


                (viii)  any income (loss) from discontinued operations.

                  Notwithstanding the foregoing, for the purpose of Section 4.4 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.4(a)(3)(D).

                  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 30 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus
(ii) paid-in capital or capital surplus relating to such Capital Stock plus
(iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated by either of the Principals to serve on such Board of Directors.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

                  "Designated Senior Indebtedness" means (i) the Bank Indebtedness in the case of the Company, (ii) any Guarantee by a Subsidiary Guarantor of the Bank Indebtedness in the case of such Subsidiary Guarantor and
(iii) any other Senior Indebtedness in the case of the Company or Guarantor Senior Indebtedness in the case of such Subsidiary Guarantor which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10 million and is specifically designated by the Company or such Subsidiary Guarantor as "Designated Senior Indebtedness" for purposes of this

Indenture.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable automatically or at the option of the holder thereof for Indebtedness or other Disqualified Stock or
(iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day following the Stated Maturity of the Notes.

                  "EBITDA" for any period means the Consolidated Net Income for such period, plus the following (without duplication) to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense (including amortization of goodwill and other intangibles), (v) non-cash management compensation expense, (vi) any increase in cost of sales resulting from the write-up of inventory in accordance with Accounting Principles Board Opinion No. 16 (or a successor provision) and (vii) all other non-cash items reducing Consolidated Net Income (excluding any non-cash item to the extent it requires an accrual of or reserve for cash disbursements for any future period), in each case for such period, (viii) any extraordinary, non-recurring or unusual loss plus any net loss realized in connection with an asset disposition and (ix) all premiums or prepayments of Indebtedness and minus (x) all non-cash items increasing Consolidated Net Income.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Foreign Subsidiary" means any Subsidiary which is incorporated or otherwise organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.


                  "Guarantee" means a guarantee, direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness; provided, however, that the term 'Guarantee' shall not include endorsements for collection or deposit in the ordinary course of business. The term 'Guarantee' used as a verb has a corresponding meaning.

                  "Guarantor Senior Indebtedness" means, with respect to a Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter incurred, (i) any Guarantee of Indebtedness of the Company and its Subsidiaries under the New Credit Facility, including, without limitation, obligations of the Company to pay principal and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), reimbursement obligations under letters of credit, fees, expenses and indemnities, and all Hedging Obligations entered into with any lender under the New Credit Facility, whether outstanding on the date of this Indenture or thereafter incurred, (ii) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other Obligations with respect to, any other Indebtedness of such Subsidiary Guarantor permitted to be incurred by such Subsidiary Guarantor under the terms of this Indenture, whether outstanding on the date of this Indenture or thereafter incurred, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and (iii) all Obligations of the Subsidiary Guarantor with respect to the foregoing; provided, however, that Guarantor Senior Indebtedness shall not include (1) any obligations of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company, (2) any liability for Federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities) or (4) any Indebtedness, Guarantee or obligation of such Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Subsidiary Guarantor, including any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Subsidiary Guarantor.

                  "Guarantor Senior Subordinated Indebtedness" means, with respect to a Subsidiary Guarantor, the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and any other Indebtedness of such Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter incurred, that specifically provides that such Indebtedness is to rank pari passu in right of payment with the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Subsidiary Guarantor which is not Guarantor Senior Indebtedness of such Subsidiary Guarantor.

                  "Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee pursuant to a written agreement.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Noteholder" or "Securityholder" means the Person in whose name a Note is registered on the Registrar's books.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

                  (i) the principal of and, if any is due and payable at such time, premium in respect of indebtedness of such Person for borrowed money,

                  (ii) the principal of and, if any is due and payable at such time, premium in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

                  (iii) all obligations of such Person in respect of unreimbursed drawings under letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than letters of credit securing obligations entered into in the ordinary course of business to the extent any drawings thereunder are reimbursed no later than the fifth Business Day following receipt by such

         Person of a demand for reimbursement following payment on the letter of credit),

                  (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services,

                  (v)  all Capitalized Lease Obligations of such Person,

                  (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary that is not a Subsidiary Guarantor, the aggregate liquidation preference of any Preferred Stock (but excluding, in each case, any accrued dividends),

                  (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Person,

                  (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person,

                  (ix) to the extent not otherwise included in this definition, Hedging Obligations and,

                  (x)  Acquired Indebtedness.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above (or the accreted value thereof, in the case of Indebtedness that does not require current payments of interest) and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Indebtedness shall not include interest or commitment or other fees.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person and advances to employees of such Person and its Restricted Subsidiaries made in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for consideration of Capital Stock, Indebtedness or other similar instruments issued by such Person; provided that if the sole consideration for any such investment is Capital Stock of such Person or its Subsidiaries that is not Disqualified Stock, then such investment shall not be deemed an Investment for purposes of this Indenture. 'Investment' shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with such Person's normal trade practices. For purposes of the definition of 'Unrestricted Subsidiary' and the 'Limitation on Restricted Payments' covenant, (i) 'Investment' shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent 'Investment' in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's 'Investment' in such Subsidiary at the time of such original designation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors. For the purposes of calculating the amount of other 'Investments,' including Permitted Investments, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

                  "Issue Date" means the date on which the Initial Notes are originally issued.

                  "KII Holding" means KII Holding Corp., a Restricted Subsidiary of the Company on the Issue Date, and its successors and assigns.

                  "Kleinert" means Kleinert Industries, Inc., the predecessor to Stellex Aerospace, Inc. and a Restricted Subsidiary of the Company on the Issue Date.


                  "Legal Holiday" has the meaning ascribed in Section 12.8.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Liquidated Damages" shall have the meaning set forth in
Section 3 of the Registration Rights Agreement.

                  "Make-Whole Premium" means, with respect to a Note, an amount equal to the greater of (i) 4.75% of the outstanding principal amount of such Note and (ii) the excess of (a) the present value of the remaining interest, premium and principal payments due on such Note as if such Note were redeemed on November 1, 2002, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (b) the outstanding principal amount of such Note.

                  "Management Agreement" means the Management Advisory Services Agreement, dated as of July 1, 1997, between the Company, certain of its Subsidiaries and Mentmore, as it may be amended, modified, supplemented or restated from time to time.

                  "Management Equity Interests" means shares of Capital Stock of the Company or of a Subsidiary Guarantor or options, warrants or stock appreciation or similar rights to purchase such Capital Stock, in each case held by any current or former officer, employee or other member of management (or their estates or beneficiaries under their estates) of the Company or of such Subsidiary Guarantor pursuant to any management equity subscription agreement, employment agreement, employee benefit plan, stockholder agreement, stock option agreement or similar management investor agreement and which may be required to be repurchased by the Company or such Subsidiary Guarantor, or which may be repurchased at the option of the Company or such Subsidiary Guarantor, in each case pursuant to the terms of any such agreement under which such equity interests were issued.

                  "Mentmore" means Mentmore Holdings Corporation and its successors.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a Note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case net of (i) all legal, accounting, investment banking, financial advisory, brokerage, consultant, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, in respect of sales price adjustments, pension and other post-employment benefit liabilities and liabilities related to indemnification obligations associated with the assets sold or disposed of in such Asset Disposition.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "New Credit Facility" means that certain credit facility to be entered into on the Issue Date among the Company, the Subsidiary Guarantors, Societe Generale, and the lenders from time to time party thereto, including all collateral documents, instruments and agreements executed in connection therewith, and the term New Credit Facility shall also include any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any credit facilities or agreements that replace, refund or refinance any part of the loans, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility that increases the amount borrowable thereunder or alters the maturity thereof.

                  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "Obligations" means any principal, interest, penalties, fees, indemnities, damages and other liabilities payable under the instruments governing, or under agreements entered into in connection with, any Indebtedness.

                  "Offering Memorandum" means the Offering Memorandum dated October 23, 1997 relating to the Initial Notes; provided that after the issuance of Exchange Notes, all references herein to "Offering Memorandum" shall be deemed references to the prospectus relating to the Exchange Notes.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, as applicable.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Permitted Holders" means (i) Richard L. Kramer and William L. Remley (the 'Principals'), (ii) any spouse or immediate family member of a Principal and any child or spouse of any spouse or immediate family member of a Principal, (iii) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding, directly or indirectly, a controlling interest of which consists of a Principal and/or such other Persons referred to in the immediately preceding clause (ii) or (iv) the trustees of any trust referred to in clause (iii).

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company or in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the

Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;
(vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) Guarantees permitted to be made pursuant to Section 4.3; (ix) Investments in securities of trade creditors received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy of insolvency of any trade creditors of customers; (x) Currency Agreements and Interest Rate Agreements entered into in the ordinary course of business; provided that such agreements are entered into for bona fide hedging purposes, are not for speculation or trading purposes and are designed to protect against fluctuations in interest rates, currency exchange rates or commodity prices, as the case may be, and, in the case of Interest Rate Agreements, any such Interest Rate Agreement has a notional amount corresponding to the Indebtedness being hedged thereby; (xi) Investments made by the Company or a Restricted Subsidiary in connection with an Asset Disposition made in compliance with Section 4.6; (xii) any acquisition of assets solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company; (xiii) any Investment existing on the date of this Indenture; and
(xiv) other Investments in any Person having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause
(xiv) that are at the time outstanding, not to exceed $5 million.

                  "Permitted Junior Securities" means (A) Capital Stock of the Company or (B) debt securities that (i) are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness and (ii) have a Stated Maturity no earlier than one year after the Stated Maturity of the New Credit Facility (or, if earlier, the Notes).

                  "Permitted Liens" means (i) Liens securing Senior Indebtedness and Guarantor Senior Indebtedness that is permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company or any Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such

Liens were in existence prior to the time such Person becomes a Subsidiary or the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.3(b)(ix) covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of this Indenture;
(viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) statutory Liens or landlords', carriers', warehousemens', mechanics', suppliers' or similar Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company;
(x) easements, minor title defects, irregularities in title or other charges or encumbrances on property not interfering in any material respect with the use of such property by the Company or a Subsidiary of the Company; (xi) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xii) liens securing industrial revenue bonds or other tax-favored financing; (xiii) deposit arrangements entered into in connection with acquisitions or in the ordinary course of business; (xiv) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $2 million at any one time outstanding; and (xv) any extensions, substitutions, replacements or renewals of the foregoing.

                  "Person" means any individual, corporation, partnership joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

                  "Put/Call Preferred Stock" means Preferred Stock which may be issued by the Company or a Subsidiary Guarantor to the holders of any Management Equity Interests of the Company or such Subsidiary Guarantor in exchange for such Management Equity Interests held by such holders; provided that (a) payments on such Preferred Stock, including pursuant to any redemption, repurchase or default provision, and payments of dividends on such Preferred Stock, in each case in cash, may be made only to the extent Restricted Payments would then be permitted to be made in accordance with Section 4.4 with any such payment being included in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) of such covenant and (b) no failure to pay such Preferred Stock or failure to comply with any other provision of such Preferred Stock or of the instrument governing such Preferred Stock shall cause a default or event of default under any Indebtedness of the Company and its Restricted Subsidiaries.

                  "Put/Call Promissory Notes" means promissory notes which may be issued by the Company or a Subsidiary Guarantor to the holders of any Management Equity Interests of the Company or such Subsidiary Guarantor in exchange for such Management Equity Interests held by such holders; provided that (a) such notes and any guarantees thereof are expressly subordinated to the Notes or the applicable Subsidiary Guarantee pursuant to the terms of the instrument governing such notes, (b) such notes are not secured by any Lien or any property or assets of the Company or any of its Restricted Subsidiaries, (c) payments of principal on such notes, including pursuant to any guarantee, redemption, repurchase or default provision, and payments of interest on such notes, including pursuant to any guarantee, in each case in cash, may be made only to the extent Restricted Payments would then be permitted to be made in accordance with Section 4.4, with any such payment being included in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) of such covenant and (d) no failure to pay such notes or failure to comply with any other provision of such notes or of the instrument governing such notes shall cause a default or event of default under any Indebtedness of the Company and its Restricted Subsidiaries.

                  "QIB" means any "qualified institutional buyer" (as defined under the Securities Act).

                  "Redemption Date" means the date specified by the Company in a notice delivered pursuant to Section 3.3 as the date on which the Company has elected to redeem all of the Securities pursuant to paragraph 5 of the Securities after the occurrence of a Change of Control.

                  "Refinancing Indebtedness" means Indebtedness issued in exchange for, or that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, 'refinances,' and

'refinanced' shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances other Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced (or, if earlier, the Notes), (ii)

the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus the amount of reasonable fees and expenses and prepayment premiums incurred in connection with such refinancing; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary which is not a Subsidiary Guarantor that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary (unless such Unrestricted Subsidiary is concurrently redesignated a Restricted Subsidiary).

                  "Registered Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

                  "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of October 31, 1997, among the Company, the Subsidiary Guarantors, Societe Generale Securities Corporation, BT Alex. Brown Incorporated and Jefferies & Company, Inc.

                  "Related Business" means the businesses of the Company and the Restricted Subsidiaries on the date of this Indenture and any business related, ancillary or complementary thereto, or which is an extension thereof, in each case as determined by the Company in good faith.

                  "Representative" means any trustee, agent or representative (if any) of an issue of Designated Senior Indebtedness.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than to the Company or a Restricted Subsidiary) and the Company or a Restricted Subsidiary leases it from such Person.

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "Secured Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor secured by a Lien.

                  "Securities" means the Securities issued under this Indenture.


                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to the Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

              "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter incurred, (i) all Indebtedness of the Company under the New Credit Facility, including, without limitation, obligations to pay principal and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), reimbursement obligations under letters of credit, fees, expenses and indemnities, and all Hedging Obligations with respect to Indebtedness under the New Credit Facility, including, without limitation, Hedging Obligations entered into with any lender under the New Credit Facility, whether outstanding on the date of the Indenture or thereafter incurred, (ii) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other Obligations with respect to, any other Indebtedness of the Company permitted to be incurred by the Company under the terms of the Indenture, whether outstanding on the date of the Indenture or thereafter incurred, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with, or subordinated in right of payment to, the Securities and (iii) all Obligations of the Company with respect to the foregoing; provided, however, that Senior Indebtedness will not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities) or (4) any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations.

                  "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

                  "Series B Preferred Stock" means Series B Preferred Stock of KII Holding required to be issued to its officers and employees pursuant to the Agreement, dated as of July 1, 1997, among KII Holding and the other parties thereto.

                  "Shelf Registration Statement" has the meaning ascribed thereto in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a 'Significant Subsidiary' of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

                  "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantee" means the Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Securities.

                  "Subsidiary Guarantor" means each Subsidiary of the Company existing on the Issue Date and each new Subsidiary (other than Foreign Subsidiaries and Unrestricted Subsidiaries) that guarantees the Company's obligations with respect to the Securities.

                  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit, eurodollar time deposits, bankers' acceptances and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United

States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated 'A' (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
(i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of 'P-1' (or higher) according to Moody's Investors Service, Inc. or 'A-1' (or higher) according to Standard & Poor's Ratings Services, (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least 'A' by Standard & Poor's Ratings Services or 'A' by Moody's Investors Service, Inc. and (vi) investment funds registered under the Investment Company Act of 1940, as amended, investing at least 95% of their assets in securities of any of the types described in clauses (i) through (v) above.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6(g)(i) hereof.

                  "Treasury Rate" means the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519)), which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining average life to the first date on which the Securities are subject to optional redemption by the Company; provided, however, that if the average life of such Security is not equal to the constant maturity of the United States Treasury security for which weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under Section 4.4. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation

(x) the Company could Incur $1.00 of additional Indebtedness under Section 4.3(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                  SECTION 1.2.  Other Definitions.

                                                                     Defined in
                  Term                                               Section

         "Affiliate Transaction"..................................       4.7
         "Agent Member"...........................................       2.1(c)
         "Authenticating Agent....................................       2.2
         "Bankruptcy Law".........................................       6.1
         "Blockage Notice"........................................      10.3
         "covenant defeasance option".............................       8.1(b)
         "Custodian"..............................................       6.1
         "Definitive Securities"..................................       2.1(d)
         "Event of Default".......................................       6.1
         "Global Security"........................................       2.1(b)
         "legal defeasance option"................................       8.1(b)
         "Non-Global Purchaser"...................................       2.1(d)
         "Offer" .................................................       4.6
         "Offer Amount"...........................................       4.6(b)
         "Offer Period"...........................................       4.6(b)
         "pay the Securities".....................................      10.3
         "Paying Agent"...........................................       2.3
         "Payment Blockage Notice.................................      10.3
         "Payment Blockage Period"................................      10.3
         "Purchase Agreement".....................................       2.1(b)
         "Purchase Date...........................................       4.6(b)
         "Registrar"..............................................       2.3
         "Restricted Payment".....................................       4.4
         "Rule 144A"..............................................       2.1(b)
         "Successor Company"......................................       5.1

                  SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Security holder.


                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, the Subsidiary Guarantors and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4)      "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation preference of such Preferred Stock or
         (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                  SECTION 1.5. One Class of Securities. The Initial Notes and the Exchange Notes shall vote and consent together on all matters as one class and none of the Initial Notes or the Exchange Notes shall have the right to vote or consent as a separate class on any matter.

                                   ARTICLE II

                                 The Securities

                  SECTION 2.1. Form and Dating. (a) The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated by reference and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibits A and B. The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

                  (b) Global Securities. The Initial Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated October 23, 1997, among the Company, the Subsidiary Guarantors, Societe Generale Securities Corporation, BT Alex. Brown Incorporated and Jefferies & Company, Inc. (the "Purchase Agreement").

                  Initial Notes offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend set forth in Exhibit A hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by endorsements made on such Global Securities by the Trustee and the Depositary or its nominee as hereinafter provided.

                  (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Securities.


                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (d) Certificated Securities. Except as provided in Section 2.6, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities (as hereinafter defined). Initial Notes offered and sold to Persons who are not QIBs (referred to herein as the "Non-Global Purchasers"), as provided in the Purchase Agreement, shall be issued initially to such Persons in the form of certificated Initial Notes bearing the Restricted Securities Legend set forth in Exhibit A hereto ("Definitive Securities"); provided, however, that upon transfer of such Definitive Securities to a QIB, such Definitive Securities will, unless the Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 2.6 hereof. Definitive Securities will bear the Restricted Securities Legend set forth on Exhibit A unless removed in accordance with
Section 2.6(g) hereof.

                  SECTION 2.2. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

                  The Trustee shall authenticate and deliver: (1) Initial Notes for original issue in an aggregate principal amount of $100 million and (2) Exchange Notes for issue only in a Registered Exchange Offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Notes of an equal principal amount, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of

Securities is to be authenticated and whether the Securities are to be Initial Notes or Exchange Notes. The aggregate principal amount of Securities outstanding at any time may not exceed $100 million except as provided in
Section 2.7.

                  The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

                  SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.

                  SECTION 2.4. Paying Agent To Hold Money in Trust. By at least 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

                  SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.6.  Transfer and Exchange.

                  (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented by a Holder to the Registrar or a co-registrar with a request:

                  (x)  to register the transfer of such Definitive
         Securities; or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that:

                      (i) such Definitive Securities shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by such Holder or his attorney duly authorized in writing; and

                     (ii) if such Definitive Securities are Transfer Restricted Securities, such Definitive Securities shall also be accompanied by the following additional information and documents, as applicable:

                           (A) if such Transfer Restricted Securities are being
                  delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Security); or

                           (B) if such Transfer Restricted Securities are being

                  transferred (x) to the Company or to a QIB in accordance with Rule 144A under the Securities Act or (y) pursuant to an effective registration statement under the Securities Act, a certification from such Holder to that effect (in the form set forth on the reverse of the Security); or

                           (C) if such Transfer Restricted Securities are being
                  transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or
                  (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect from such Holder (in the form set forth on the reverse of the Security), (ii) if the Company or the Trustee so requests, an Opinion of Counsel reasonably acceptable to the Company and to the Trustee to the effect that such transfer is in compliance with the Securities Act and (iii) in the case of clause (x), a signed letter from the transferee substantially in the form of Exhibit C hereto.

                  (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                      (i) certification, in the form set forth on the reverse of the Security, to the effect that such Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

                     (ii) written instructions from the Holder thereof directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the

Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount. The Trustee shall deliver copies of each certification and instruction received by it pursuant to clauses (i) and (ii) above to the Depositary and, upon receipt thereof, the Depositary shall make appropriate adjustments to its books and records to reflect exchange of such Definitive Security for an interest in the Global Security in accordance with
Section 2.6(c).

                  (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

                     (ii) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof only if such transfer complies with this Section 2.6 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository or the Trustee to issue Definitive Securities.

                    (iii) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Company shall sign and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Each Definitive Security delivered in exchange for any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and shall be registered in such names as the Depositary shall direct. Any Definitive Security delivered in exchange for an interest in the Global

Security shall, except as otherwise provided in Section 2.6(g), bear the Restricted Securities Legend set forth in Exhibit A hereto.

                     (iv)  The registered Holder of a Global Security may

grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                      (v) In the event of the occurrence of either of the events specified in Section 2.6(c)(ii), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                  (d) Restriction on Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

                      (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security of the same aggregate principal amount; provided that such request is accompanied by the information specified below. Upon receipt by the Trustee of written instructions (or such other form of instructions as is customary for the Depositary) from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                           (A) if such beneficial interest is being transferred
                  to the Person designated by the Depositary as being the owner of a beneficial interest in a Global Security, a certification from such Person to that effect (in the form set forth on the reverse of the Security); or

                           (B) if such beneficial interest is being transferred
                  (x) to a QIB in accordance with Rule 144A under the Securities Act or (y) pursuant to an effective registration statement under the Securities Act, a certification from such Person to that effect (in the form set forth on the reverse of the Security); or

                           (C) if such beneficial interest is being transferred
                  (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (y) in reliance on another exemption from the registration requirements of the Securities
                  Act: (i) a certification to that effect from the transferee (in the form set forth on the reverse of the Security), (ii) if the Company or the Trustee so requests, an Opinion of Counsel reasonably acceptable to the Company and to the Trustee to the effect that such transfer is in compliance with the Securities Act, and (iii) in the case of clause (x), a signed letter from the transferee in the form of Exhibit C hereto;

         then the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced accordingly and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee one or more Definitive Securities in accordance with clause (ii) below.

                     (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered in accordance with the instructions of the Depositary.

                  (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (c) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (f) [Intentionally Omitted];

                  (g) Legend.

                      (i) Except as permitted by the following paragraph (ii) each Security certificate evidencing Global Securities and Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:


                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND
                  (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUER AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                     (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a

         Global Security) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities
         Act:

                           (A) in the case of any Transfer Restricted Security
                  that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth in paragraph (i) above and rescind any restriction on the transfer of such Security; and

                           (B) in the case of any such Transfer Restricted
                  Security represented by a Global Security, such Transfer Restricted Security shall not be required to bear the legend set forth in paragraph (i) above, although it shall continue to be subject to the provisions of Section 2.6(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear the legend set forth in paragraph (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Trustee that such request is being made pursuant to Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                  (h) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Trustee for cancellation. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security by the Securities Custodian to reflect such reduction.

                  (i) Obligations with Respect to Transfers and
Exchanges of Securities.

                      (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this
         Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                     (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Sections 4.6, 4.8 or 9.5 or pursuant to paragraph 5 of the Securities).

                    (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 Business Days before an interest payment date and ending on such interest payment date.

                     (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                      (v) All Securities issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

                  (j) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                     (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any registration of transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 2.7. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. Every replacement Security is an additional obligation of the Company.

                  SECTION 2.8. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.9. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

                  SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange
Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix) any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section.

                  SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders, provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE III

                                   Redemption

                  SECTION 3.1. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

                  The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days after the date of such notice.

                  SECTION 3.2. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The

Trustee shall notify the Company promptly of the Securities or portions of

Securities to be redeemed.

                  SECTION 3.3. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1)  the redemption date;

                  (2)  the redemption price;

                  (3)  the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the CUSIP number, if any, printed on the Securities being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date.

Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.5. Deposit of Redemption Price. By at least 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation.

                  If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such redemption price, interest on the Securities to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Securities are presented for payment.

                  SECTION 3.6. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in a principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    Covenants

                  SECTION 4.1. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

                  SECTION 4.2. SEC Reports. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (unless the SEC will not accept such a filing) and provide the Trustee and Securityholders with the annual reports and such information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also will comply with the other provisions of TIA Section 314(a). Notwithstanding the foregoing, the Company shall not be required to make any such filings prior to the date on which the Company's annual report on Form 10-K for the fiscal year ended December 31, 1997 would have been required to be filed if, at the time such filings would have been required to be made with the SEC, either (i) the Company shall have provided to each Holder the information that would have been required to be filed or (ii) the Exchange Offer Registration Statement has been filed with the SEC but has not yet been declared effective and copies of the Exchange Offer Registration Statement and any amendments thereto (to the extent such registration statement and/or amendments contain additional information not disclosed in the Offering Memorandum that would have been the subject of a filing required to be made under Section 13 or 15(d) of the Exchange Act) have been provided to each Holder, provided that any exhibits to the Exchange Offer Registration Statement (or any amendments thereto) need not be delivered to any Holder of the Securities, but sufficient copies thereto shall be furnished to the Trustee as reasonably requested to permit the Trustee to deliver any such exhibits to any Holder upon request. In addition, the Company and the Subsidiary Guarantors agree that, for so long as any Securities remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act.

                  SECTION 4.3. Limitation on Indebtedness. (a) (i) The Company will not Incur, and will not permit any Restricted Subsidiary to Incur, any Indebtedness (including Acquired Indebtedness) or issue Disqualified Stock and
(ii) the Company will not permit any of its Restricted Subsidiaries that are not Subsidiary Guarantors to issue any shares of Preferred Stock; provided, however, that the Company or any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue Disqualified Stock if on the date thereof (and after giving effect to the application of proceeds therefrom) the Consolidated Coverage Ratio would be greater than 1.85:1 if such Incurrence shall occur on or prior to December 31, 1998 and greater than 2.0:1 if such Incurrence shall occur thereafter.

                  (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness and issue the following Disqualified Stock:

                  (i) Indebtedness (including, without limitation, letters of credit and Guarantees) of the Company or any Subsidiary Guarantor under the New Credit Facility with respect thereto in an aggregate principal amount outstanding at any time not to exceed $50 million, less the aggregate amount of all proceeds from all Asset Dispositions that have been applied since the Issue Date to permanently reduce the outstanding amount of such Indebtedness pursuant to Section 4.6;

                  (ii) Indebtedness of the Company owing to and held by any Subsidiary Guarantor or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Subsidiary Guarantor; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Subsidiary Guarantor ceasing to be a Subsidiary Guarantor or any subsequent transfer of any such Indebtedness (except to the Company or a Subsidiary Guarantor or a pledge or other transfer thereof intended to create a security interest therein) will be deemed to constitute the Incurrence of such Indebtedness by the issuer thereof;

                  (iii) Indebtedness represented by the Securities (including the Subsidiary Guarantees) and any Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary (other than the Indebtedness described in clauses (i) and (ii) of this Section 4.3(b)) outstanding on the Issue Date;

                  (iv) Indebtedness of a Subsidiary Guarantor outstanding on or prior to the date on which such Subsidiary Guarantor was acquired by the Company or a Subsidiary Guarantor (other than Indebtedness Incurred in connection with, or in contemplation of, the transaction or series of related transactions pursuant to which such Subsidiary Guarantor became a Subsidiary Guarantor or was otherwise acquired by the Company or a Subsidiary Guarantor); provided, however, that the aggregate principal amount, accreted value or liquidation preference, as applicable, of such Indebtedness does not exceed $5 million at any one time outstanding;

                  (v) Indebtedness (A) in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) provided by the Company or any Subsidiary Guarantor in the ordinary course of its business and which do not secure other Indebtedness and (B) under Currency Agreements and Interest Rate Agreements Incurred which, at the time of Incurrence, is in the ordinary course of business; provided that such agreements are entered into for bona fide hedging purposes, are not for speculation or trading purposes and are designed to protect against fluctuations in interest rates or currency exchange rates, as the case may be, and, in the case of Interest Rate Agreements, any such Interest Rate Agreement has a notional amount corresponding to the Indebtedness being hedged thereby;

                  (vi) Indebtedness represented by Guarantees by the Company of Indebtedness otherwise permitted to be Incurred pursuant to this covenant and Indebtedness represented by Guarantees by a Subsidiary Guarantor of Indebtedness of the Company or of another Restricted Subsidiary otherwise permitted to be Incurred pursuant to this covenant;

                  (vii) Indebtedness incurred by the Company or any Subsidiary Guarantor and arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in each case incurred in connection with the purchase or sale of a business or assets otherwise permitted by this Indenture;

                  (viii) Indebtedness of the Company or any Subsidiary Guarantor in an aggregate principal amount not to exceed $5 million at any time outstanding incurred in connection with the purchase, redemption, acquisition, cancellation or other retirement for value of Subsidiary Management Equity Interests;

                  (ix) the incurrence by the Company or any Subsidiary Guarantor of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary Guarantor, in an aggregate principal amount not to exceed the principal amount of such Capitalized Lease Obligations outstanding on the date hereof plus $10 million at any time outstanding;

                  (x) the issuance by KII Holding of Series B Preferred Stock having an aggregate liquidation preference not to exceed $200,000 at any one time outstanding to its officers and employees;

                  (xi) (A) Indebtedness of the Company or a Subsidiary Guarantor represented by Put/Call Promissory Notes and (B) Disqualified Stock of the Company or a Subsidiary Guarantor represented by Put/Call Preferred Stock, in each case incurred or issued in exchange for Management Equity Interests, in an aggregate amount not to exceed the value (calculated in accordance with the respective agreements pursuant to which such Management Equity Interests were issued or exchanged) of the Management Equity Interests so exchanged;

                  (xii) the issuance by the Company or any Subsidiary Guarantor of Refinancing Indebtedness in exchange for, or the net proceeds which are used to refund, refinance or replace, Indebtedness that was permitted by Section 4.3(a) or by clauses (iii), (iv) and (viii) of this Section 4.3(b) to be incurred; and

                  (xiii) other Indebtedness of the Company or any Subsidiary Guarantor in an aggregate principal amount at any one time outstanding not to exceed $12.5 million.

                  (c) Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness pursuant to Section 4.3(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company unless such new Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations being Refinanced. No Subsidiary Guarantor shall incur any Indebtedness pursuant to Section 4.3(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Guarantor Subordinated Obligation of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligation of such Subsidiary Guarantor.

                  (d) The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt, provided, however, if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an Incurrence of Indebtedness by the Company or a Restricted Subsidiary.

                  (e) For purposes of determining compliance with this Section 4.3, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company will classify (and may reclassify from time to time) such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

                  SECTION 4.4. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than

Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary making such dividend or distribution is not wholly owned, to its other shareholders on a pro rata basis), (ii) purchase, repurchase, redeem, retire or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than regular scheduled payments of interest and the purchase, repurchase or other acquisition of Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, payment or Investment being herein referred to as a 'Restricted Payment') if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

                  (1) a Default or Event of Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company and its Restricted Subsidiaries could not Incur at least $1.00 of additional Indebtedness under
         Section 4.3(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company) made subsequent to the Issue Date (excluding Restricted Payments permitted by Section 4.4(b)(i), (ii), (iv) and (vii)), would exceed the sum of: (A) 50% of the Consolidated Net Income with respect to the period (treated as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs) to the end of the most recent fiscal quarter for which internal financial statements are available ending at least 30 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary) and, without duplication, the aggregate amount of any other capital contributions received by the Company in cash subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs; (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company upon such conversion or exchange); and (D) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or (iii) the sale or liquidation of any Unrestricted Subsidiaries (valued in each case as provided in the definition of 'Investment') not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was previously included in the calculation of the amount of Restricted Payments.

                  (b) The provisions of Section 4.4(a) will not prohibit:

                  (i) any purchase, redemption, defeasance or other acquisition of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary); provided, however, that (A) such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.4(a)(3) and (B) the Net Cash Proceeds from such sale will be excluded from Section 4.4(a)(3)(B);

                  (ii) any purchase, redemption, defeasance or other acquisition of Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company; provided, however, that (A) the principal amount of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Obligations being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Obligations being so redeemed, repurchased, defeased, acquired or retired and related fees and expenses) (except to the extent such excess is a result of a simultaneous incurrence of additional Indebtedness permitted to be incurred under this Indenture), (B) such new Indebtedness is subordinated to the Securities on terms substantially the same as those contained in the instrument or agreement governing or evidencing such Subordinated Obligations so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date no earlier than the final scheduled maturity date of such Subordinated Obligations (or, if earlier, the Securities) purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value and (D) such new Indebtedness has an Average Life equal to or greater than the Average Life of such Subordinated Obligations purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value; provided further, however, that such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.4(a)(3);

                  (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that the amount of such dividend will be included in the calculation of the amount of Restricted Payments pursuant to Section 4.4(a)(3);

                  (iv) Investments in securities not constituting cash or Temporary Cash Investments received in connection with an Asset Disposition made pursuant to the provisions of Section 4.6; provided that such amounts will be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.4(a)(3);

                  (v) the payment of scheduled dividends on, or the scheduled or mandatory redemption, repurchase or retirement of, any Disqualified Stock (other than Put/Call Preferred Stock) issued after the date hereof in compliance with the provisions of this Indenture; provided that such amounts will be included in the calculation of the amount of Restricted Payments pursuant to Section 4.4(a)(3);

                  (vi) payments made with respect to the repurchase, redemption or other acquisition or retirement for value of Management Equity Interests (A) prior to the third anniversary of the Issue Date in an aggregate principal amount not to exceed $500,000 in any twelve-month period and (B) subsequent to the third anniversary of the Issue Date in an aggregate principal amount not to exceed $2 million in any twelve month period; provided that (1) subsequent to the third anniversary of the Issue Date, the Company may make an additional $2 million of such payments in any such twelve-month period if, after giving pro forma effect to all such payments, the Consolidated Coverage Ratio would be greater than 2.5:1, and (2) to the extent such Management Equity Interests have been exchanged for Put/Call Promissory Notes or Put/Call Preferred Stock incurred or issued in accordance with Section 4.3(b)(xi), such amounts may be applied toward the repurchase of or payment on such Put/Call Promissory Notes and Put/Call Preferred Stock; and provided further that such amounts will be included in the calculation of the amount of Restricted Payments pursuant to Section 4.4(a)(3);

                  (vii) the repurchase of Management Equity Interests in exchange for Put/Call Promissory Notes and Put/Call Preferred Stock incurred or issued in accordance with Section 4.3(b)(xi); provided that such repurchase will be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.4(a)(3); and

                  (viii) other Restricted Payments in an aggregate amount not to exceed $5 million; provided that such amounts will be included in the calculation of the amount of Restricted Payments pursuant to Section 4.4(a)(3);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted by clauses (v), (vi), and (viii) of this Section 4.4(b) no Default or Event of Default shall have occurred and be continuing. In addition, payments and transactions permitted pursuant to Section 4.7(b)(v),
(vi), (vii), (viii), (ix) and (x) shall not be deemed to be Restricted Payments.

                  SECTION 4.5. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary, except:

         (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including pursuant to the New Credit Facility);

         (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock of such Restricted Subsidiary or Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary and outstanding on such date (other than Indebtedness Incurred in connection with, or in contemplation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or a Restricted Subsidiary);

         (3) any encumbrance or restriction contained in agreements or instruments with respect to purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) of this Section 4.5 on the property so acquired;

         (4) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1), (2) or (3) of this Section 4.5 or contained in any amendment to an agreement referred to in clause (1), (2) or (3) of this Section 4.5; provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are not, taken as a whole, materially less favorable to the Noteholders than the encumbrances and restrictions contained in any such agreement as determined in good faith by the Company;

         (5) in the case of clause (iii) of this Section 4.5, any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) contained in security agreements, mortgages or Capitalized Lease Obligations securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements, mortgages or Capitalized Lease Obligations;

         (6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

         (7) any encumbrance or restriction arising under or by reason of applicable law;

         (8) any encumbrance or restriction contained in this Indenture;

         (9) customary net worth provisions contained in leases and other agreements entered into by a Restricted Subsidiary in the ordinary course of business; and

         (10) customary restrictions contained in any agreements or documentation governing Indebtedness issued pursuant to Section 4.3(b)(xiii); provided that such restrictions are no more restrictive, taken as a whole, than those pursuant to the New Credit Facility.

                  SECTION 4.6. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company (including as to the value of all non cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be, within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash (A) first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of the New Credit Facility or any Senior Indebtedness), to prepay, repay or purchase Indebtedness under the New Credit Facility or other Senior Indebtedness or Indebtedness (other than Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company); (B) second, to the extent of any remaining balance of Net Available Cash after any election in accordance with clause (A) of this Section 4.6(a), (or in any combination with clause (A)) to the extent the Company or such Restricted Subsidiary, as the case may be, elects, to the investment by the Company or any Wholly Owned Subsidiary in Additional Assets; (C) third, to the extent of any remaining balance of such Net Available Cash after any election in accordance with clauses (A) and (B) of this
Section 4.6(a), to make an Offer (as defined below) to purchase Notes pursuant to and subject to the conditions set forth in Section 4.6(b) within 45 days from the 365th day after the later of the date of such Asset Disposition and the receipt of such Net Available Cash; and (D) fourth, to the extent of any remaining balance of such Net Available Cash after election or application in accordance with clauses (A), (B) and (C) of this Section 4.6(a), to general corporate purposes; provided, however, that in connection with any prepayment, repayment, purchase or other acquisition of Indebtedness pursuant to clause (A) of this Section 4.6(a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause any related loan commitment or availability (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

                  Notwithstanding the provisions of this Section 4.6(a), the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section 4.6 exceeds $2,000,000. The Company shall not be required to make an Offer for Securities pursuant to this Section 4.6 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of this Section 4.6(a)) is less than $5,000,000 (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from subsequent Asset Dispositions).

                  For the purposes of this Section 4.6(a), the following are deemed to be cash: (x) the assumption by the transferee of

Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness that is subordinated to the Securities or the Subsidiary Guarantees) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash or Temporary Cash Investments.

                  (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.6(a)(iii)(C), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued interest and Liquidated Damages, if any, to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company will apply the remaining Net Available Cash in accordance with Section 4.6(a)(iii)(D).

                  Promptly, and in any event within 30 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, at the address appearing in the Security Register, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q of the Company and any Current Report on Form 8-K of any the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

                  Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.6(a). Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. Not later than 11:00 a.m. (New York City time) on the Purchase Date, the Company shall irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as Paying Agent, segregate and hold in trust) an amount in cash sufficient to pay the Offer Amount for all Securities properly tendered to and accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.

                  Holders electing to have a Security purchased will be required to surrender the Security, together with all necessary endorsements and other appropriate materials duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election in whole or in part if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which shall be $1,000 or an integral multiple thereof) which was delivered for purchase by the Holder, the aggregate principal amount of such Security (if any) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Company and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.6. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.6, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.6 by virtue thereof.

                  SECTION 4.7. Limitation on Affiliate Transactions. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property, or rendering of any service) with any Affiliate of the Company or a Restricted Subsidiary (an "Affiliate Transaction") unless (i) the terms of such transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1,000,000, the terms of such transaction shall have been approved by a majority of the members of the Board of Directors of the Company (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (i) of this Section 4.7(a)) and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $5,000,000, the Company has received a written opinion from a nationally recognized independent investment banking, accounting or appraisal firm that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary from a financial point of view.

                  (b)  The foregoing shall not apply to:

                  (i) any Restricted Payment permitted to be made pursuant to Section 4.4,

                  (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company,

                  (iii) any fees, indemnities, loans or advances to employees in the ordinary course of business,

                  (iv) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries,

                  (v) any agreement in effect on the Issue Date or any amendment thereto or transaction contemplated thereby (and any replacement or amendment of any such agreement so long as any such amendment or replacement thereof is not materially less favorable to the Holders than the original agreement in effect on the Issue Date),

                  (vi) payments by the Company or any of its Restricted Subsidiaries to Mentmore and/or its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company in good faith;

                  (vii) payments under any tax sharing agreement to the extent such payments do not otherwise exceed the tax liability the Company would have had were it not party to such tax sharing agreement;

                  (viii) any other payment or reimbursement of reasonable and customary fees and expenses incurred by an Affiliate for services rendered to the Company or any of its Restricted Subsidiaries not to exceed $250,000 in any twelve-month period (without duplication for any amounts paid pursuant to any other clause of this Section 4.7);

                  (ix) the application of the proceeds of the Offering and the transactions entered into in connection therewith in the manner contemplated in the Offering Memorandum; and

                  (x) (A) payments under the Management Agreement in an amount not to exceed $750,000 in any fiscal year and (B) after the first anniversary of the Issue Date, additional payments under the Management Agreement in an amount not to exceed 1% of the Company's total consolidated sales in any fiscal year less any amount paid pursuant to the preceding clause (A) of this Section 4.7(b)(x), provided, in the case of clause (B) of this Section 4.7(b)(x), that the Company's Consolidated Coverage Ratio, after giving pro forma effect to such payment, is equal to or greater than 2.25 to 1, in each case plus reasonable expenses incurred in connection with and reimbursable under the Management Agreement.

                  SECTION 4.8. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), in accordance with the terms contemplated in Section 4.8(b).

                  (b) (i) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase any or all of such Holder's Securities in denominations of $1,000 or any integral multiple thereof at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

                  (2) the circumstances and relevant facts regarding such Change of Control;

                  (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Securities purchased by the Company.

                  (c) Holders electing to have a Security purchased will be required to surrender the Security, together with all necessary endorsements and other appropriate materials duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder as to which such notice of withdrawal is being submitted and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.8. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.8, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.8 by virtue thereof.

                  (f) Notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to repurchase the Securities or otherwise comply with this Section if the Company has irrevocably elected to redeem all the Securities in accordance with Article 3; provided that the Company does not default in its redemption obligations pursuant to such election.

                  SECTION 4.9.  Limitation on Sales of Subsidiary Capital
Stock. The Company (i) will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or a Wholly Owned Subsidiary) and (ii) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than to management of such Restricted Subsidiary and, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary, unless (a) after any such transfer, conveyance, sale, lease, disposition or issuance, such Restricted Subsidiary continues to be a Restricted Subsidiary and (b) the net cash proceeds from such transfer, conveyance, sale, lease, disposition or issuance are applied in accordance with Section 4.6; provided, however, that this provision shall not prohibit the transfer, conveyance, sale, lease or other disposition of all of the Capital Stock of any Restricted Subsidiary or the retention of Preferred Stock which is not Disqualified Stock in connection with any such transfer, conveyance, sale, lease or other disposition.

                  SECTION 4.10. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Indebtedness or trade payable for so long as such Indebtedness or trade payable is secured by a Lien.

                  SECTION 4.11. Limitation on Layering. The Company shall not Incur any Indebtedness if such Indebtedness is by its terms contractually subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. No Subsidiary Guarantor shall Incur any Indebtedness if such Indebtedness is by its terms subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor or is contractually subordinated in right of payment to Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor.

                  SECTION 4.12. Future Guarantors. The Company shall cause each new Subsidiary having either net assets or stockholders' equity in excess of $50,000 (other than (i) a new Subsidiary designated as an Unrestricted Subsidiary and (ii) Foreign Subsidiaries) to become a Subsidiary Guarantor under this Indenture and thereby Guarantee the Securities on the terms and conditions set forth in this Indenture.

                  SECTION 4.13. Compliance Certificate. The Company and each Subsidiary Guarantor shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate signed by the chief executive officer, the chief financial officer or the chief accounting officer stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

                  SECTION 4.14. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.15. Maintenance of Office or Agency. The Company shall maintain the office or agency required under Section 2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

                  SECTION 4.16. Corporate Existence. Except as otherwise permitted by Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole.

                  SECTION 4.17. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a

Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

                  SECTION 4.18. Maintenance of Properties and Insurance. (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.18 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or the Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

                  (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or any agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

                  SECTION 4.19. Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

                                    ARTICLE V

                                Successor Company

                  SECTION 5.1. When the Company May Merge or Transfer Assets. The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                      (i) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                     (ii) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

                    (iii) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under Section 4.3(a);

                     (iv) immediately after giving effect to such transaction, the Successor Company will have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

                      (v) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture, as set forth in this Indenture.

                  The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a lease of all its assets or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Securities.

                  Notwithstanding the foregoing clauses (iii) and (iv), any Wholly Owned Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

                  SECTION 5.2. When Subsidiary Guarantor May Merge or Transfer Assets. No Subsidiary Guarantor may consolidate with or merge with or into any Person other than the Company or any other

Subsidiary Guarantor or sell substantially all of its assets unless:

                      (i) subject to the provisions of Section 11.9, the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

                     (ii) subject to the provisions of Section 11.9, such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor under the Indenture and the Subsidiary Guarantee;

                    (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                     (iv) immediately after giving pro forma effect to such transaction either (A) the Company would have been able to incur $1.00 of additional Indebtedness pursuant to Section 4.3(a) or (B) the Company's Consolidated Coverage Ratio would be no less than such Consolidated Coverage Ratio immediately prior to such transaction; and

                      (v) the Subsidiary Guarantor will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture, as set forth in this Indenture.

                  Notwithstanding the foregoing, each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor.

                                   ARTICLE VI

                              Defaults and Remedies

                  SECTION 6.1. Events of Default. An "Event of Default" occurs if:

                  (1) the Company defaults in any payment of interest on, or Liquidated Damages, if any, with respect to any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article X, and such default continues for a period of 30 days;

                  (2) the Company defaults in the payment of the principal or premium, if any, of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, in each case whether or not such payment shall be prohibited by Article X;

                  (3)  the Company fails to comply with Article V;

                  (4) the Company fails to comply with Section 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11 or 4.12 (other than a failure to repurchase Securities when required pursuant to Section 4.6 or 4.8 which failure shall constitute an Event of Default under Section 6.1(2)) and such failure continues for 30 days after the notice specified below;

                  (5) the Company or any Subsidiary Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                  (6) the Company or any Significant Subsidiary fails to pay any interest or principal of or premium on any Indebtedness within any applicable grace period provided in such Indebtedness after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million or its foreign currency equivalent at the time;

                  (7) the Company or a Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                           (A)  commences a voluntary case;

                           (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

                           (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case;

                           (B) appoints a Custodian of the Company or any
                  Significant Subsidiary or for any substantial part of its property of the Company or Significant Subsidiary; or

                           (C) orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company;

         (or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 60 days;

                  (9) any final, non-appealable judgment or decree by a court of competent jurisdiction for the payment of money in excess of $10 million or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary of the Company and such judgment or decree remains unpaid and outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed; or

                  (10) except as otherwise permitted by this Indenture, any Subsidiary Guarantee ceases to be in full force and effect or any Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4) or (5) of this Section 6.1 is not an Event of Default until the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company gives notice of the Default and the Company does not cure such Default within the time specified in said clause (4) or (5) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) of this Section 6.1 and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9) of this Section 6.1 and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable; provided that, so long as any Designated Senior Indebtedness shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration of any such Designated Senior Indebtedness and (ii) five Business Days after receipt by the Company and the Representatives of written notice of such acceleration. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(7) or (8) with respect to the Company occurs and is continuing, the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration and the Trustee has been paid all amounts due to it pursuant to Section 7.7. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

                  SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive any past or existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected.

When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.5. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification from the Securityholders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.6. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (ii) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (v) the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.7.  Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective



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                                                                              66

due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
Section 7.7.

                  SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST:  to the Trustee for amounts due under Section
         7.7;

                  SECOND: to holders of Senior Indebtedness and Guarantor Senior Indebtedness to the extent required by
         Article X;

                  THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and


                  FOURTH: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.



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                                                                              67

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VII

                                     Trustee

                  SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b)  Except during the continuance of an Event of
Default:

                      (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and


                     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                      (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.2. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or
(2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on the Securities or by any Holder of the Securities.

                  SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or any Subsidiary Guarantee, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.5. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of, premium (if any) or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall promptly deliver to the Company a copy of any report it delivers to Holders pursuant to this Section 7.6.

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, wilful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; provided that prior approval by the Company of any such expenditure shall not be a requirement for the making of such expenditure nor for reimbursement by the Company thereof. The Company shall indemnify each of the Trustee and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including attorneys' fees and expenses) (other than taxes applicable to the Trustee's compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel, and the Company will pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities then outstanding, may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (i)  the Trustee fails to comply with Section 7.10;

                  (ii)  the Trustee is adjudged bankrupt or insolvent;

                  (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                  (iv) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided that such corporation shall be eligible under this Article Seven and TIA Section 3.10(a).

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with ss. TIA 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

                  SECTION 8.1. Discharge of Liability on Securities; Defeasance.
(a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or
(ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof or the Securities will become due and payable at their Maturity within 91 days, or the Securities are to be called for redemption within 91 days under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in each case of this clause (ii), the Company irrevocably deposits or causes to be deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel from the Company that all conditions precedent provided herein for relating to satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Company.

                  (b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations and the obligations of the Subsidiary Guarantors under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, and 4.14 and the operation of Sections
6.1(4), 6.1(5), 6.1(6), 6.1(7) (but only with respect to a Significant Subsidiary), 6.1(8) (but only with respect to a Significant Subsidiary), 6.1(9), 5.1(iii), 5.1(iv), 5.2(iii) and 5.2(iv) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section

6.1(4), 6.1(5), 6.1(6), 6.1(7) (but only with respect to a Significant Subsidiary), 6.1(8) (but only with respect to a Significant Subsidiary) or 6.1(9) or because of the failure of the Company to comply with Sections 5.1(iii) and 5.1(iv) or because of the failure of the Subsidiary Guarantors to comply with Sections 5.2(iii) and 5.2(iv). If the Company exercises its legal defeasance option, each Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 4.1, 4.15, 4.16, 4.17, 4.18 and
4.19, 7.7, 7.8, 8.4, 8.5 and 8.6 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

                  SECTION 8.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                      (i) the Company irrevocably deposits or causes to be deposited in trust with the Trustee money or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide cash at such times and in such amounts as will be sufficient to pay principal and interest and Liquidated Damages, if any, when due on all outstanding Securities (except Securities replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

                     (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all outstanding Securities (except Securities replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

                    (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                     (iv) the deposit does not constitute a default under any other material agreement binding on the Company and is not prohibited by Article X;

                      (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                     (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                    (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

                   (viii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent (including the Company acting as its own Paying Agent as the Trustee may determine) and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article X.

                  SECTION 8.4. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.5. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Securities; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder's account.

                  SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, (a) if the Company has made any payment of interest on or principal of any Securities following the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company's obligations has occurred and continues to be in effect.

                                   ARTICLE IX

                                   Amendments

                  SECTION 9.1. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:




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                                                                              77

                      (i) to cure any ambiguity, omission, defect or inconsistency;

                     (ii)  to comply with Article 5;

                    (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are as described in Section 163(f)(2)(B) of the Code;

                     (iv) to add additional guarantees with respect to the Securities, including any new Subsidiary Guarantees;

                      (v)  to secure the Securities;

                     (vi) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                    (vii) to make any change that does not adversely affect the rights of any Securityholder;

                   (viii) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

                     (ix) to provide for the issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Notes, as a single issue of securities.

                  An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness or Guarantor Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness or Guarantor Senior Indebtedness (or the Representatives thereof authorized to give a consent) consent to such change.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this section.

                  SECTION 9.2.  With Consent of Holders.  The Company and

the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the



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                                                                              78

Securities then outstanding. However, without the consent of each Securityholder affected, an amendment may not:

                      (i) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                     (ii) reduce the rate of or extend the time for payment of interest on any Security;

                    (iii) reduce the principal of or extend the Stated Maturity of any Security;

                     (iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                      (v) make any Security payable in money other than that stated in the Security;

                     (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

                    (vii) make any change in the second sentence of this Section.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness or Guarantor Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness or Guarantor Senior Indebtedness (or the Representatives thereof authorized to give a consent) consent to such change.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.


                  SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same



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                                                                              79

debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. After an amendment or waiver becomes effective, it shall bind every Securityholder.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents required by Section 12.4, an Officers' Certificate and an Opinion of Counsel stating that such amendment complies with the provisions of this Article 9.

                                    ARTICLE X

                                  Subordination


                  SECTION 10.1. Agreement To Subordinate. The Company and each Subsidiary Guarantor agree, and each Securityholder by accepting a Security and the related Subsidiary Guarantee agrees, that the payment of principal of, premium, if any, interest and Liquidated Damages, if any, on the Securities and the related Subsidiary Guarantee shall be subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash of (i) all Senior Indebtedness, whether outstanding on the Issue Date or thereafter incurred, in the case of the Securities, and (ii) all Guarantor Senior Indebtedness of such Subsidiary Guarantor, in the case of its obligations under the Subsidiary Guarantee, and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness and Guarantor Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company, the related Subsidiary Guarantee of each Subsidiary Guarantor shall in all respects rank pari passu with all Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor and only Indebtedness of the Company which is Senior Indebtedness will rank senior to the Securities and only Indebtedness of such Subsidiary Guarantor which is Guarantor Senior Indebtedness of such Subsidiary Guarantor shall rank senior to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee, in each case in accordance with the provisions set forth herein. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured. All provisions of this Article X shall be subject to Section 10.12.

                  SECTION 10.2. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company or any Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Subsidiary Guarantor or their respective properties:

                  (1) holders of Senior Indebtedness in the case of the Company, or holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor, in the case of such Subsidiary Guarantor, shall be entitled to receive payment in full in cash of all Senior Indebtedness, in the case of the Company, or all such Guarantor Senior Indebtedness in the case of such Subsidiary Guarantor, before Securityholders shall be entitled to receive any payment of principal of or interest on or of any kind or character with respect to the Securities from the Company or such Subsidiary Guarantor, whether directly by the Company or pursuant to the Subsidiary Guarantee; and

                  (2) until the Senior Indebtedness, in the case of the Company, or such Guarantor Senior Indebtedness in the case of such Subsidiary Guarantor, is paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this Article X shall be made to holders of Senior Indebtedness in the case of payments or distributions made by the Company or the holders of such Guarantor Senior Indebtedness in the case of payments or distributions made by such Subsidiary Guarantor, in each case as their respective interests may appear.

provided, however, that Securityholders may receive Permitted Junior Securities and payments from the trust pursuant to Section 8.3.

                  SECTION 10.3. Default on Designated Senior Indebtedness. Neither the Company nor any Subsidiary Guarantor may pay the principal of, premium, if any, interest or Liquidated Damages, if any, on or other amounts with respect to the Securities (except in Permitted Junior Securities or from the trust pursuant to Article VIII) or make any deposit pursuant to Article VIII or repurchase, redeem or otherwise retire any Securities, whether directly by the Company or by such Subsidiary Guarantor under the Subsidiary Guarantee (collectively, "pay the Securities") if (i) a default in the payment when due of Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace or (ii) any other default on Designated Senior Indebtedness occurs and is continuing with respect to Designated Senior Indebtedness that permits the holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the holders of any Designated Senior Indebtedness unless the default has been cured or waived and any such Payment Blockage Notice has been rescinded or such Senior Indebtedness has been paid in full in cash.

                  The Company may and shall resume payments on the Securities:

                  (a) in the case of a payment default, upon the date on which such default is cured or waived in writing, and

                  (b) in the case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived in writing and 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

         No new Payment Blockage Notice may be sent (irrespective of the number of defaults with respect to Designated Senior Indebtedness at such time) unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such nonpayment default shall have been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of any Payment Blockage Notice, which, in either case, would give rise to a default pursuant to any provision under which a default previously existed or was continuing shall constitute a new default for this purpose).

                  SECTION 10.4. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company, the Subsidiary Guarantors or the Trustee shall promptly notify the holders or the Representative of such holders of the Designated Senior Indebtedness of the acceleration. If any Designated Senior Indebtedness is outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration of any such Designated Senior Indebtedness and (ii) five Business Days after the holder or Representatives of such Designated Senior Indebtedness and the Company receive written notice of such acceleration.

                  SECTION 10.5. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article X should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and Guarantor Senior Indebtedness and promptly pay and turn it over to them as their respective interests may appear.

                  In the event that any Securityholder receives any payments pursuant to this Indenture and the amount or total amount of such payment or payments exceeds the amount, if any, that such Securityholder would be entitled to receive upon the proper application of the subordination provisions of this
Article X, the payment of such excess amount shall be deemed null and void, and the Securityholder agrees that it will be obliged to return the amount of the excess payment to the Company, as instructed in a written notice of such excess payment, within ten days of receiving such notice.

                  SECTION 10.6. Subrogation. After all Senior Indebtedness and Guarantor Senior Indebtedness is paid in full in cash and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness and Guarantor Senior Indebtedness to receive distributions applicable to Senior Indebtedness and Guarantor Senior Indebtedness. A distribution made under this Article X to holders of Senior Indebtedness or Guarantor Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company of Senior Indebtedness or, as between a Subsidiary Guarantor and Securityholders, a payment by such Subsidiary Guarantor of Guarantor Senior Indebtedness.

                  SECTION 10.7. Relative Rights. This Article X defines the relative rights of Securityholders and holders of Senior
Indebtedness and Guarantor Senior Indebtedness.  Nothing in this
Indenture shall:


                  (1) impair, as between the Company or the Subsidiary Guarantors, as the case may be, and Securityholders, the obligation of the Company or the Subsidiary Guarantors, as the case may be, which is absolute and unconditional, to pay principal of, interest on, and Liquidated Damages, if any, with respect to, the Securities in accordance with their terms; or

                  (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness and Guarantor Senior Indebtedness to receive distributions otherwise payable to Securityholders.

                  SECTION 10.8. Subordination May Not Be Impaired by Company or the Subsidiary Guarantors. No right of any holder of Senior Indebtedness or Guarantor Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities or the related Subsidiary Guarantee shall be impaired by any act or failure to act by the Company or any Subsidiary Guarantor or by the failure of any of them to comply with this Indenture.

                  SECTION 10.9. Rights of Trustee and Paying Agent. Notwithstanding Section 10.3, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness or Guarantor Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness or Guarantor Senior Indebtedness has a Representative, only the Representative may give the notice.

                  The Trustee in its individual or any other capacity may hold Senior Indebtedness or Guarantor Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness or Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness or Guarantor Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

                  SECTION 10.10. Distribution or Notice to Representatives.

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness or Guarantor Senior Indebtedness, the distribution may be made and the notice given to their Representatives (if any).

                  SECTION 10.11.  Article X Not To Prevent Events of
Default or Limit Right To Accelerate. The failure to make a payment in respect of the Securities, whether directly or pursuant to the Subsidiary Guarantee, by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this Article X shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities or to make a claim for payment under the Subsidiary Guarantee.

                  SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or Guarantor Senior Indebtedness or subject to the restrictions set forth in this Article X, and none of the Securityholders shall be obligated to pay or turn over any such amount to the Company, any Subsidiary Guarantor, any holder of Senior Indebtedness of the Company, any holder of Guarantor Senior Indebtedness or any other creditor of the Company or any Subsidiary Guarantor.

                  SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness or Guarantor Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness, Guarantor Senior Indebtedness and other Indebtedness of the Company or the Subsidiary Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness or Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness or Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

                  SECTION 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness and Guarantor Senior Indebtedness as provided in this
Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness and Guarantor Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness or Guarantor Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company, the Subsidiary Guarantors or any other Person, money or assets to which any holders of Senior Indebtedness or Guarantor Senior Indebtedness shall be entitled by virtue of this Article X or otherwise.

                  SECTION 10.16. Reliance by Holders of Senior Indebtedness and Guarantor Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness or Guarantor Senior Indebtedness, whether such Senior Indebtedness or Guarantor Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness or Guarantor Senior Indebtedness and such holder of Senior Indebtedness or Guarantor Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness or Guarantor Senior Indebtedness.

                                   ARTICLE XI

                              Subsidiary Guarantee

                  SECTION 11.1. Subsidiary Guarantee. Subject to the subordination provisions contained in Article X, the Subsidiary Guarantors hereby, jointly and severally, unconditionally and irrevocably, Guarantee to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, interest on and Liquidated Damages, if any, with respect to the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Subsidiary Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Subsidiary Guarantors, and that the Subsidiary Guarantors will remain bound under this Article XI notwithstanding any extension or renewal of any Obligation.

                  The Subsidiary Guarantors waive presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waive notice of protest for nonpayment. The Subsidiary Guarantors waive notice of any default under the Securities or the Obligations. The obligations of the Subsidiary Guarantors hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any Obligation; (c) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article XI), the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them;
(e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of the Company.

                  The Subsidiary Guarantors further agree that their Guarantees herein constitute a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waive any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  The obligations of the Subsidiary Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Subsidiary Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantors or would otherwise operate as a discharge of the Subsidiary Guarantors as a matter of law or equity.

                  The Subsidiary Guarantors further agree that their Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Subsidiary Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Subsidiary Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                  The Subsidiary Guarantors agree that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purposes of this Section.

                  The Subsidiary Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  SECTION 11.2. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor are limited to the maximum amount as will result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

                  SECTION 11.3. Successors and Assigns. This Article XI shall be binding upon the Subsidiary Guarantors and their successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 11.4. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

                  SECTION 11.5. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder who has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 11.6. The provisions of this Section shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Trustee and the Securityholders and each Subsidiary Guarantor shall remain liable to the Trustee and the Securityholders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

                  SECTION 11.6. No Subrogation. Notwithstanding any payment or payments made by any of the Subsidiary Guarantors hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Securityholder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Securityholder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Securityholders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Securityholders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

                  SECTION 11.7. Additional Subsidiary Guarantors. Concurrently with the creation or acquisition by the Company of any Subsidiary having either net assets or stockholders' equity in excess of $50,000 (other than a foreign Subsidiary or an Unrestricted Subsidiary), the Company, such Subsidiary and the Trustee shall execute and deliver a supplement to this Indenture providing that such Subsidiary will be a Subsidiary Guarantor hereunder. Each such supplement shall be substantially in the form of Exhibit D attached hereto, and reasonably satisfactory to the Trustee.

                  SECTION 11.8. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by the Subsidiary Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Subsidiary Guarantors in any case shall entitle the Subsidiary Guarantors to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 11.9. Release of Subsidiary Guarantor. Upon (i) the release by the lenders under the New Credit Facility, related documents and future refinancings thereof of all guarantees of a Subsidiary Guarantor and all Liens on the property and assets of such Subsidiary Guarantor relating to such guarantees, or (ii) the sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, in each case in accordance with the terms of the Indenture, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be deemed released from all of its obligations under the Indenture and the Subsidiary Guarantee; provided that the Net Available Cash from such sale or other disposition is applied in accordance with Section 4.6 of this Indenture.

                  SECTION 11.10. Subordination of Subsidiary Guarantees. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee pursuant to this Article 11 shall be subordinated to the prior payment in full in cash of all Obligations in respect of Guarantor Senior Indebtedness of such Subsidiary Guarantor, whether outstanding on the date hereof or thereafter incurred (including amounts for which the Subsidiary Guarantors will be liable for under the Subsidiary Guarantees issued from time to time with respect to Guarantor Senior Indebtedness of such Subsidiary Guarantor or the Company) on the same basis as the Notes are subordinated to Senior Indebtedness. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Subsidiary Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article X hereof.

                                   ARTICLE XII

                                  Miscellaneous

                  SECTION 12.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

                  SECTION 12.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                           if to the Company:

                           Stellex Industries, Inc.
                           3333 Hillview Avenue
                           Palo Alto, California  94304-1223

                           Attention:  President

                           if to the Subsidiary Guarantors:

                           c/o Stellex Industries, Inc.
                           3333 Hillview Avenue
                           Palo Alto, California  94304-1223

                           Attention:  President

                           if to the Trustee:

                           Marine Midland Bank
                           140 Broadway - Level A
                           New York, New York  10003

                           Attention of Corporate Trust Administration

                  The Company, any of the Subsidiary Guarantors, or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 12.3. Communication by Holders with other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION 12.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 12.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                (i) a statement that the individual making such certificate or opinion has read such covenant or condition;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 12.6.  When Securities Disregarded.  In
determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent,

Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 12.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 12.8. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 12.9. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 12.11. Successors. All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 12.13. Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities.

                  SECTION 12.14. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                  SECTION 12.15. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

STELLEX INDUSTRIES, INC.

By:  /s/ William L. Remley

         Name: William L. Remley
         Title: Vice Chairman

MARINE MIDLAND BANK, as Trustee

By:  /s/ Robert A. Conrad

         Name: Robert A. Conrad
         Title: Vice President

KII HOLDING CORP.

By:  /s/ William L. Remley


         Name: William L. Remley
         Title: Vice Chairman

KII ACQUISITION CORP.

By:  /s/ William L. Remley

         Name: William L. Remley
         Title: Vice Chairman

STELLEX AEROSPACE

By:  /s/ William L. Remley

         Name: William L. Remley
         Title: Vice Chairman

BANDY MACHINING INTERNATIONAL

By:  /s/ William L. Remley

         Name: William L. Remley
         Title: Vice Chairman

PARAGON PRECISION PRODUCTS

By:  /s/ William L. Remley

         Name: William L. Remley
         Title: Vice Chairman

SCANNING ELECTRON ANALYSIS
  LABORATORIES, INC.

By:  /s/ William L. Remley

         Name: William L. Remley
         Title: Vice Chairman

GENERAL INSPECTION
  LABORATORIES, INC.

By:  /s/ William L. Remley

         Name: William L. Remley
         Title: Vice Chairman


TSMD ACQUISITION CORP.

By:  /s/ William L. Remley

         Name: William L. Remley
         Title: President

STELLEX MICROWAVE SYSTEMS, INC.

By:  /s/ William L. Remley

         Name: William L. Remley
         Title: Vice Chairman

                                                                       EXHIBIT A

                         [FORM OF FACE OF INITIAL NOTE]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER, OR ANY AFFILIATE OF THE ISSUER, WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR

WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES
(D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUER AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                            STELLEX INDUSTRIES, INC.

No. __                                           Principal Amount $_____________

                                                             CUSIP NO. _________

                     ___% Senior Subordinated Note due 2007

                  Stellex Industries, Inc., a Delaware corporation, promises to pay to __________, or registered assigns, the principal sum of ___________________________ Dollars on November 1, 2007.

                  Interest Payment Dates:  May 1  and November 1.

                  Record Dates:  April 15 and October 15.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:  __________                          STELLEX INDUSTRIES, INC.

                                            by

                                            by

TRUSTEE'S CERTIFICATE OF

  AUTHENTICATION

MARINE MIDLAND BANK
as Trustee, certifies
that this is one of the
Securities referred
to in this Indenture.

by
  Authorized Signatory

                              (Reverse of Security)

                    9 1/2% Senior Subordinated Note due 2007

1.       Interest

                  Stellex Industries, Inc., a Delaware corporation (such corporation, and its successors and assigns under this Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

                  The Company will pay interest semiannually on May 1 and November 1 of each year, commencing May 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from October 31, 1997. The Company shall pay interest on overdue principal or premium, if any, at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

                  By at least 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the April 15 or October 15 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

                  Initially, Marine Midland Bank, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of October 31, 1997 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Subsidiary Guarantors named therein (the "Subsidiary Guarantors") and the Trustee. The terms of the Securities include those stated in this Indenture and those made part of this Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in this Indenture. The Securities are subject to all such terms, and Securityholders are referred to this Indenture and the Act for a statement of those terms.

                  The Securities are unsecured senior subordinated obligations of the Company limited to $100 million aggregate principal amount (subject to Section 2.7 of the Indenture). The Security is one of the Initial Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Obligations, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the Company and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

                  To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have, jointly and severally, unconditionally guaranteed such obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.       Optional Redemption

                  Except as set forth in this paragraph 5, the Securities will not be redeemable at the option of the Company prior to

November 1, 2002. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

                  If redeemed during the 12-month period commencing on November 1 of the years set forth below:

         Year                                                Redemption Price

         2002..........................................           104.750%
         2003..........................................           103.167%
         2004..........................................           101.583%
         2005 and thereafter...........................           100.000%


                  Notwithstanding the foregoing, at any time or from time to time prior to November 1, 2000, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Securities originally issued with the proceeds of one or more Equity Offerings by the Company, at a redemption price (expressed as a percentage of principal amount thereof) of 109.50% plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to such redemption, at least 65% of the aggregate principal amount of the Securities remain outstanding.

                  In addition, at any time prior to November 1, 2002, the Company may, at its option, redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium.

6.       Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.       Subordination

                  The Securities are subordinated to Senior Indebtedness, as defined in the Indenture, and the obligations of each Subsidiary Guarantor under the Subsidiary Guarantee contained in Article XI of the Indenture are subordinated to Guarantor Senior Indebtedness, as defined in the Indenture of such Subsidiary Guarantor. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid and Guarantor Senior Indebtedness of a Subsidiary Guarantor must be paid before such Subsidiary Guarantor may make payments under the Subsidiary Guarantee. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

9.       Registration Rights

                  The Company is party to an Exchange and Registration Rights Agreement, dated as of October 31, 1997, among the Company, the Subsidiary Guarantors, Societe Generale Securities Corporation, BT Alex. Brown Incorporated and Jefferies & Company, Inc. pursuant to which it is obligated to pay Liquidated Damages (as defined therein) upon the occurrence of certain Registration Defaults (as defined therein).

10.      Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may register transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

11.      Persons Deemed Owners

                  The registered holder of this Security may be treated as the owner of it for all purposes.

12.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.      Defeasance

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

14.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with
Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Notes.

15.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest or Liquidated Damages, if any, on the Securities;
(ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other indebtedness of the Company or its Restricted Subsidiaries if the amount accelerated (or so unpaid) exceeds $10 million; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vi) certain final, non-appealable judgments or decrees for the payment of money in excess of $10 million against the Company or any Significant Subsidiary; and (vii) any Subsidiary Guarantee by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee and such default continues for 10 days. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

16.      Trustee Dealings with the Company

                  Subject to certain limitations set forth in this Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

19.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

20.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.      Governing Law

                  This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: Stellex Industries, Inc., 3333 Hillview Avenue, Palo Alto, California 94304-1223, Attention: General Counsel.

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint                agent to transfer
         this Security on the books of the Company.  The agent may

         substitute another to act for him.

Date:  ____________________                 Your Signature: ___________________

Signature Guarantee:  ______________________________
                                      (Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

         1 / / acquired for the undersigned's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture); or

         2 / /             transferred to the Company; or

         3 / / transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         4 / / transferred pursuant to an effective registration statement under the Securities Act; or

         5 / / transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

         6 / / transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit C to the Indenture); or

         7 / / transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                            ------------------------------
                                                                 Signature

Signature Guarantee:

-------------------------                   ------------------------------
                                                                 Signature

(Signature must be guaranteed)

------------------------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box:

                                        / /


                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: __________ Your Signature ____________________________
                           (Sign exactly as your name appears on the
                            other side of the Security)

Signature Guarantee: _______________________________________
                           (Signature must be guaranteed)

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:

                Amount of decrease        Amount of increase         Principal Amount of       Signature of
                in Principal Amount       in Principal Amount        this Global Security      authorized officer
Date of         of this Global            of this Global             following such            of Trustee or
Exchange        Security                  Security                   decrease or increase      Securities Custodian



                                                                       EXHIBIT B

                         [FORM OF FACE OF EXCHANGE NOTE]

                            STELLEX INDUSTRIES, INC.

No. __                                           Principal Amount $_____________

                                                             CUSIP NO. _________

                    9 1/2% Senior Subordinated Note due 2007

                  Stellex Industries, Inc., a Delaware corporation, promises to pay to __________, or registered assigns, the principal sum of ___________________________ Dollars on November 1, 2007.

                  Interest Payment Dates:  May 1 and November 1.

                  Record Dates:  April 15 and October 15.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:  __________                          STELLEX INDUSTRIES, INC.

                                            by

                                            by

TRUSTEE'S CERTIFICATE OF

  AUTHENTICATION

MARINE MIDLAND BANK

as Trustee, certifies
that this is one of
the Securities referred
to in this Indenture.

by
  Authorized Signatory

                              (Reverse of Security)

                    9 1/2% Senior Subordinated Note due 2007

1.       Interest

                  Stellex Industries, Inc., a Delaware corporation (such corporation, and its successors and assigns under this Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

                  The Company will pay interest semiannually on May 1 and November 1 of each year, commencing May 1, 1998 Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from October 31, 1997 The Company shall pay interest on overdue principal or premium, if any, at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

                  By at least 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the April 15 or October 15 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

                  Initially, Marine Midland Bank, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture


                  The Company issued the Securities under an Indenture dated as of October 31, 1997 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Subsidiary Guarantors named therein (the "Subsidiary Guarantors") and the Trustee. The terms of the Securities include those stated in this Indenture and those made part of this Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in this Indenture. The Securities are subject to all such terms, and Securityholders are referred to this Indenture and the Act for a statement of those terms.

                  The Securities are unsecured senior subordinated obligations of the Company limited to $100 million aggregate principal amount (subject to Section 2.7 of the Indenture). The Security is one of the Exchange Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Obligations, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the Company and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

                  To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have, jointly and severally, unconditionally guaranteed such obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.       Optional Redemption

                  Except as set forth in this paragraph 5, the Securities will not be redeemable at the option of the Company prior to

November 1, 2002. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, upon not less than 30 nor more than

60 days' prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

                  If redeemed during the 12-month period commencing on November 1 of the years set forth below:

         Year                                                               Redemption Price
         2002....................................................               104.750%
         2003....................................................               103.167%
         2004....................................................               101.583%
         2005 and thereafter.....................................               100.000%


                  Notwithstanding the foregoing, at any time or from time to time prior to November 1, 2000, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Securities originally issued with the proceeds of one or more Equity Offerings by the Company, at a redemption price (expressed as a percentage of principal amount thereof) of 109.50% plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to such redemption, at least 65% of the aggregate principal million principal amount of the Securities remain outstanding.

                  In addition, at any time prior to November 1, 2002, the Company may, at its option, redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium.

6.       Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.       Subordination

                  The Securities are subordinated to Senior Indebtedness, as defined in the Indenture, and the obligations of each Subsidiary Guarantor under the Subsidiary Guarantee contained in Article XI of the Indenture are subordinated to Guarantor Senior Indebtedness, as defined in the Indenture of such Subsidiary Guarantor. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid and Guarantor Senior Indebtedness of a Subsidiary Guarantor must be paid before such Subsidiary Guarantor may make payments under the Subsidiary Guarantee. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

9.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may register transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

10.      Persons Deemed Owners

                  The registered holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money


                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Defeasance

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with
Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Notes.

14.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest or Liquidated Damages, if any, on the Securities;
(ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other indebtedness of the Company or its Restricted Subsidiaries if the amount accelerated (or so unpaid) exceeds $10 million; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant

Subsidiary; (vi) certain final, non-appealable judgments or decrees for the payment of money in excess of $10 million against the Company or any Significant Subsidiary; and (vii) any Subsidiary Guarantee by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee and such default continues for 10 days. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.      Trustee Dealings with the Company

                  Subject to certain limitations set forth in this Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.


18.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.      Governing Law

                  This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Stellex Industries, Inc., 3333 Hillview Avenue, Palo Alto, California 94304-1223, Attention: General Counsel.

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint                agent to transfer
         this Security on the books of the Company.  The agent may

         substitute another to act for him.

Date:  ____________________                 Your Signature: ___________________

Signature Guarantee:  ______________________________
                      (Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box:

                                        / /

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: __________ Your Signature ____________________________
                           (Sign exactly as your name appears on the
                            other side of the Security)

Signature Guarantee: _______________________________________
                           (Signature must be guaranteed)

                                                                       EXHIBIT C

                       Transferee Letter of Representation

Stellex Industries, Inc.
c/o Marine Midland Bank
1250 Broadway, 12th Floor
New York, New York  10001

Attention:  Corporate Trust
            Administration

Dear Sirs:

                  This certificate is delivered to request a transfer of $ principal amount of the 9 1/2% Senior Subordinated Notes due 2007 (the "Notes") of Stellex Industries, Inc. (the "Company").

                  Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                  Name: ___________________________________

                  Address: ________________________________

                  Taxpayer ID Number: _____________________

                  The undersigned represents and warrants to you that:

                  1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b)
pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in each case in a minimum principal amount of Notes of $250,000 or
(f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                  3. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Notes that (i) if it is an insurance company the funds to be used to purchase the Notes by it constitute (A) assets of an insurance company general account maintained by it and the acquisition and holding of each such Note by such account is exempt under United States Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60 or (B) assets of an insurance company pooled separate account and the acquisition and holding of each such Note by such account is exempt under PTCE 90-1, and (ii) if it is not an insurance company, no part of the funds to be used to purchase the Notes to be purchased by it constitute assets of any plan or employee benefit plan such that the use of such assets constitutes a non-exempt prohibited transaction under ERISA or the Code. The representation is made in reliance upon the list furnished to the purchaser by the Company, if requested by the purchaser, of the plans and employee benefit plans with respect to which the Company is a party in interest or a disqualified person and is based upon the purchaser's determination that a statutory or administrative exemption is applicable or that the Company and its Affiliates are not parties in interest or disqualified persons with respect to the purchaser or holder plan or employee benefit plan. As used in this paragraph, the terms "employee benefit plan" and "party in interest" shall have the meanings assigned to such terms in
Section 3 of ERISA, the term "Affiliate" shall have the meaning assigned to such term in Section 407(d)(7) of ERISA and the terms "disqualified person" and "plan" shall have the meanings assigned to such terms in Section 4975 of the Code.


                                          TRANSFEREE:_____________________

                                          BY______________________________

                                                                       EXHIBIT D


                        [FORM OF SUPPLEMENTAL INDENTURE]

                  SUPPLEMENTAL INDENTURE, dated as of __________ __, 199_, among STELLEX INDUSTRIES, INC. a Delaware corporation (the "Company"), [list additional Subsidiary Guarantors], [NEW SUBSIDIARY GUARANTOR], a __________ corporation (the "New Subsidiary Guarantor") and MARINE MIDLAND BANK, a New York banking corporation and trust company association, as trustee (the "Trustee") to the Indenture dated as of October __, 1997 (the "Indenture") among the Company, [list Subsidiary Guarantors] and the Trustee.

                              W I T N E S S E T H :

                  WHEREAS, Section 9.1 of the Indenture provides that the Company and the Trustee may, among other things, amend the Indenture or the Securities without notice to or consent of any Securityholder to add Guarantees with respect to the Securities or to secure the Securities;

                  WHEREAS, Section 11.7 of the Indenture provides that any newly created or acquired Subsidiary of the Company having either net assets or stockholders' equity in excess of $50,000 (other than a Foreign Subsidiary or an Unrestricted Subsidiary) must execute and deliver to the Trustee this Supplemental Indenture pursuant to which such Subsidiary shall agree to be bound by the provisions of Article XI of the Indenture; and

                  WHEREAS, the New Subsidiary Guarantor shall execute and deliver to the Trustee this Supplemental Indenture.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Defined Terms. Capitalized terms used and not defined herein shall have the meaning specified in or pursuant to the Indenture.

                  2. Guarantee. The New Subsidiary Guarantor hereby agrees to unconditionally assume all the obligations of a Subsidiary Guarantor under the Indenture as described therein.

                  3. Trustee. The Trustee accepts the modification of the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this Supplemental Indenture.

                  4. Effect on Indenture. As supplemented by this Supplemental Indenture, the Indenture is hereby ratified and confirmed in all aspects.

                  5. Counterparts. This Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  6. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.


                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.


                                        [NEW SUBSIDIARY GUARANTOR]

                                        By:______________________________
                                           Name:
                                           Title:



                                        MARINE MIDLAND BANK, as Trustee

                                        By:______________________________
                                           Name:
                                           Title:


                                        STELLEX INDUSTRIES, INC.

                                        By:___________________________
                                           Name:
                                           Title:


                                        [SUBSIDIARY GUARANTORS]

                                        By:______________________________
                                           Name:
                                           Title: